UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

CYCURION, INC.

(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

CYCURION, INC.

1640 BORO PLACE, SUITE 420C

MCLEAN, VA 21102

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON FEBRUARY 26, 2026

To the Stockholders of Cycurion, Inc.:

NOTICE IS HEREBY GIVEN that the special general meeting of stockholders (“Special Meeting”) of Cycurion, Inc., a Delaware company (the “Company”), will be held at 12:00 p.m., Eastern Time, on February 26, 2026, in the Company’s principal executive office at 1640 Boro Place, Suite 420C, McLean, Virginia 22102. You are cordially invited to attend the Special Meeting that has been called by the board of directors of the Company (the “Board of Directors”) for the following purposes:

(1)	To approve, pursuant to Nasdaq Listing Rule 5635(d), the issuance of up to an aggregate of 3,314,920 shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”) upon the exercise of certain Common Stock purchase warrants (the “Warrants”) issued in connection with our private placement that closed on December 5, 2025, that may be equal to or exceed 20% of our outstanding shares of Common Stock immediately prior to such offering (the “Warrant Exercise Proposal”); and

(2)	To approve an adjournment of the Special Meeting to a later date, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the Warrant Exercise Proposal.

A proxy statement describing these matters to be acted upon at the Special Meeting is attached. No other matters will be considered at the Special Meeting.

The close of business on January 21, 2026 has been fixed as the record date (the “Record Date”) for the determination of stockholders of the Company entitled to notice of, and to vote at, the Special Meeting. Stockholders as of the Record Date are entitled to notice of, and to vote at, the Special Meeting and any adjournment or postponement thereof.

Each share of Common Stock that you own represents one vote.

All stockholders are cordially invited to attend the Special Meeting. If you do not expect to be present at the Special Meeting, you are requested to fill in, date and sign the enclosed proxy and mail it promptly in the enclosed envelope to make sure that your shares are represented at the Special Meeting. Stockholders of record also have the option of voting via the Internet. Instructions for using the service is included on the proxy card. In the event you decide to attend the Special Meeting in person, you may, if you desire, revoke your proxy and vote your shares in person in accordance with the procedures described in the accompanying proxy statement. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted.

Thank you for your participation. We look forward to your continued support.

By Order of the Board of Directors

/s/ L. Kevin Kelly
L. Kevin Kelly
Chief Executive Officer and Chairman
McLean, Virginia
February 2, 2026

This notice and proxy statement is dated February 2, 2026 and is first being mailed to our stockholders on or about February 2, 2026.

Whether or not you expect to participate in the virtual Special Meeting, please vote as promptly as possible in order to ensure your representation at the Special Meeting.

You may vote online or, if you requested printed copies of the proxy materials, by telephone or by using the proxy card or voting instruction form provided with the printed proxy materials.

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CYCURION, INC.

PROXY STATEMENT

General

This proxy statement, which is being mailed to each person entitled to receive the accompanying Notice of Special Meeting on or about February 2, 2026, is furnished in connection with the solicitation of proxies to be voted at the special general meeting of stockholders by the Board of Directors of Cycurion, Inc. (“Cycurion” or the “Company”). The Special Meeting is to be held on February 26, 2026, at 12:00 p.m. at the Company’s principal executive office, located at 1640 Boro Place, Suite 420C, McLean, Virginia 22102, and at any adjournments or postponements thereof. This proxy statement is being distributed and made available to our stockholders starting on or about February 2, 2026.

Agenda Items	Board Vote Recommendation	Page Reference
To approve, pursuant to Nasdaq Listing Rule 5635(d), the issuance of up to an aggregate of 3,314,920 shares of common stock, par value $0.0001 per share (“Common Stock”) upon the exercise of certain Common Stock purchase warrants (the “Warrants”) issued in connection with our private placement that closed on December 5, 2025, that may be equal to or exceed 20% of our outstanding shares of Common Stock immediately prior to such offering (the “Warrant Exercise Proposal”); and	FOR	5

To approve an adjournment of the Special Meeting to a later date, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the Warrant Exercise Proposal (the “Adjournment Proposal”).	FOR	9

Stockholders Who May Vote

As of the Record Date on January 21, 2026, there were 4,188,187 shares of our Common Stock issued and outstanding and there were 155,045 shares of preferred stock, par value $0.0001 per share (the “Preferred Stock”) issued and outstanding. Of the 155,045 shares of Preferred Stock issued and outstanding, 5,044 shares have been designated as Series A Convertible Preferred Stock, Series C Convertible Preferred Stock, Series E Convertible Preferred Stock, Series F Convertible Preferred Stock and Series G Convertible Preferred Stock, each with a par value $0.0001 per share (which cumulatively convert into 960,224 shares of Common Stock) (the “Preferred Voting Stock”), which all have voting rights on an as-if-converted-to-Common Stock basis. The Series B Convertible Preferred Stock and Series D Convertible Preferred Stock do not have voting rights. The “Common Stock” together with the “Preferred Voting Stock” will herein be referred as the “Voting Stock”. For more information, please see the section “Description of Our Securities.” Proxies are solicited to give all stockholders who are entitled to vote on the matters that come before the Special Meeting the opportunity to do so whether or not they attend the Special Meeting in person.

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Voting

If you are a holder of record of our Voting Stock as of the Record Date on January 21, 2026, you may vote in person at the Special Meeting or by submitting a proxy for the Special Meeting. You may submit your proxy by completing, signing, dating and returning the enclosed proxy card in the accompanying pre-addressed postage paid envelope. If you hold your shares of Voting Stock in “street name,” which means your shares are held of record by a broker, bank or nominee, you should contact your broker, bank or nominee to ensure that votes related to the shares you beneficially own are properly counted. In this regard, you must provide the broker, bank or nominee with instructions on how to vote your shares or, if you wish to attend the Special Meeting and vote in person, obtain a proxy from your broker, bank or nominee.

Changing or Revoking a Proxy

If you are a holder of record of our shares of Voting Stock as of the Record Date, you may change or revoke your proxy at any time before it is voted by submitting a new proxy with a later date, delivering a written notice of revocation to Cycurion’s Chief Financial Officer, or voting in person at the Special Meeting. If your shares of Voting Stock are held in the name of your broker or bank, you may change or revoke your voting instructions by contacting the bank or brokerage firm or other nominee holding the shares or by obtaining a legal proxy from such institution and voting in person at the Special Meeting.

No Appraisal Rights

Appraisal or dissenter rights are statutory rights under the laws of Delaware that enable stockholders who object to certain extraordinary transactions to demand that the corporation pay such stockholders the fair value of their shares instead of receiving the consideration offered to stockholders in connection with the extraordinary transaction. However, appraisal or dissenter rights are not available in all circumstances. Appraisal rights are not available to our stockholders in connection with the Warrant Exercise Proposal or Adjournment Proposal.

Required Vote

A quorum is required to conduct business at the Special Meeting. A quorum requires the presence, in person or by proxy, of a majority of the voting power of Voting Stock entitled to vote at the Special Meeting, voting together as a single class (with Preferred Voting Stock having voting rights on as as-if-converted-to-Common Stock basis). On the Record Date, there were 5,148,411 shares of Voting Stock issued and outstanding, consisting of 4,188,187 shares of Common Stock and 960,224 shares of Preferred Voting Stock issued and outstanding, each of which is entitled to one vote. As such, holders of 2,574,206 shares of Voting Stock must be present or represented by proxy at the Special Meeting to constitute quorum.

Abstentions and broker “non-votes” are counted as present and entitled to vote for purposes of determining a quorum. A broker non-vote occurs when you fail to provide voting instructions to your broker for shares owned by you but held in the name of your broker and your broker does not have authority to vote without instructions from you. Under those circumstances, your broker may be authorized to vote for you without your instructions on routine matters but is prohibited from voting without your instructions on non-routine matters. Non-routine matters include the election of directors for which your broker cannot vote and absent your instructions on how to vote, will result in broker non-votes.

Any question proposed for consideration at the Special Meeting shall be decided on by a simple majority of votes cast.

If quorum is not present, the Special Meeting may be adjourned from time to time until quorum is obtained.

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Costs of Proxy Solicitation

Cycurion pays the cost of this solicitation of proxies. This solicitation is being made by mail but also may be made by telephone or in person. Our directors, officers and employees may also solicit proxies in person, by telephone or by other electronic means.

Cycurion will request that persons who hold shares for others, such as banks and brokers, solicit the owners of those shares and will reimburse them for their reasonable out-of-pocket expenses for those solicitations.

Cycurion has engaged D.F. King & Co., Inc. (“DF King”) to act as the Company’s proxy advisor and to assist the Company in soliciting proxies related to the proposals set forth in the proxy statement and to be voted upon at the Special Meeting, and at any adjournments or postponements thereof. DF King may solicit proxies personally, electronically or by telephone. The Company has agreed to pay DF King a fee of $10,000, plus customary costs and expenses, for these services.

Attending the Special Meeting

If your shares of Common Stock are held in the name of your bank or broker and you plan to attend the Special Meeting, please bring proof of ownership with you to the Special Meeting. A bank or brokerage account statement showing that you owned voting shares of Cycurion on January 21, 2026 is acceptable proof to establish share ownership and obtain admittance to the Special Meeting. If you are a stockholder of record, no proof of ownership is required. All stockholders or their proxies should be prepared to present government-issued photo identification upon request for proof of ownership and/or admission to the Special Meeting.

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QUESTIONS AND ANSWERS ABOUT PROXY MATERIALS, VOTING AND THE SPECIAL MEETING

Q. Why am I receiving this proxy statement?

A.	Cycurion, Inc. is furnishing you this proxy statement to solicit proxies on behalf of its Board of Directors to be voted at the Special Meeting. The Special Meeting will be held at the Company’s principal executive office, 1640 Boro Place, Suite 420C, McLean VA 22102 on February 26, 2026, at 12:00 p.m. Eastern Time. The proxies also may be voted at any adjournments or postponements of the Special Meeting. When used in this proxy statement, “Cycurion,” “Company,” “we,” “our,” “ours” and “us” refer to Cycurion, Inc. and its subsidiaries, except where the context otherwise requires or as otherwise indicated.

This proxy statement contains important information about the matters to be acted upon at the Special Meeting. Stockholders should read it carefully.

Q. What is a proxy?

A.	A proxy is your legal designation of another person to vote the shares you own on your behalf. That other person is referred to as a “proxy.” Our Board of Directors has designated L. Kevin Kelly and Alvin McCoy III as proxies for the Special Meeting. By completing and returning the enclosed proxy card, you are giving Mr. Kelly and Mr. McCoy the authority to vote your shares in the manner you indicate on your proxy card.

Q. What do I need to do now?

A.	We urge you to read carefully and consider the information contained in this proxy statement. The vote of our stockholders is important. Stockholders are then encouraged to vote as soon as possible in accordance with the instructions provided in this proxy statement and on the enclosed proxy card.

Q. Who is entitled to vote?

A.	We have fixed the close of business on January 21, 2026 as the “Record Date” for determining stockholders entitled to notice of and to attend and vote at the Special Meeting. As of the Record Date, there were 5,148,411 shares of Voting Stock issued and outstanding, consisting of 4,188,187 shares of Common Stock and 960,224 shares of Preferred Voting Stock issued and outstanding and entitled to vote at the Special Meeting. Each share of Voting Stock is entitled to one vote per share at the Special Meeting.

Q. What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A.	Most of our stockholders hold their shares through a broker or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Record Holder. If your shares of Voting Stock are registered directly in your name on the books of Cycurion maintained with Cycurion’s transfer agent, Equiniti Trust Company LLC, you are considered the “record holder” of those shares, and this proxy statement is sent directly to you by Cycurion. As the stockholder of record, you have the right to grant your voting proxy directly or to directly vote in person at the Special Meeting.

Beneficial Owner of Shares Held in Street Name. If your shares of Voting Stock are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares held in street name (also called a “street name” holder), and this proxy statement is forwarded to you by your broker, bank or other nominee. As a beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote the shares held in your account. However, since you are not a stockholder of record, you may not vote these shares in person at the Special Meeting unless you bring with you a legal proxy from the stockholder of record. A legal proxy may be obtained from your broker, bank or nominee. If you do not wish to vote in person or you will not be attending the Special Meeting, instruct your broker, bank or nominee to vote your shares pursuant to voting instructions you will receive from your broker, bank or nominee describing the available processes for voting your stock.

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Q. What if I do not vote?

A.	Record Holder. If you are a holder of Voting Stock of record and do not vote in person or by proxy by completing your proxy card or submitting your proxy through the internet or by telephone, your shares will not be voted.

Beneficial Owner of Shares Held in Street Name. If you are a beneficial owner of shares of Voting Stock and do not instruct your broker, bank, or other agent how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether the particular proposal is deemed to be a “routine” matter. Brokers and nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters

Q. How do I vote?

A.	Record Holder. If you are a holder of Voting Stock of record, you can vote your shares in one of two ways: either by proxy or in person at the Special Meeting. If you choose to have your shares of Voting Stock voted by proxy, you may submit a proxy over the internet, via telephone or by completing and returning by mail the proxy card you have received. Whichever method you use, each valid proxy received in time will be voted at the Special Meeting in accordance with your instructions.

The procedures for voting are as follows:

Submit a Proxy by Mail. If you choose to submit a proxy by mail, simply mark, date and sign your proxy card and return it in the postage-paid envelope provided.

Submit a Proxy by Internet. If you choose to submit a proxy by internet, go to www.voteproxy.com to complete an electronic proxy card. Have your proxy card in hand when you access the website and follow the instructions. Your internet vote must be received by 11:00 p.m. Eastern Time on February 25, 2026 to be counted.

Submit a Proxy by Virtually at the Special Meeting. If you choose to submit a proxy virtually at the Special Meeting via the internet, please visit the following website and use the following password. Be sure to have your control number available.

Website: edge.media-server.com/mmc/p/z8npi9me

Password: cycurion2026

Vote at the Special Meeting. Submitting a proxy by mail, internet or telephonically will not limit your right to vote at the Special Meeting if you decide to attend the Special Meeting and vote in person.

Beneficial Owner of Shares Held in Street Name. If you are a beneficial owner of shares of Voting Stock registered in the name of your broker, bank, or other nominee, you should have received a voting instruction form with these proxy materials from that organization rather than from the Company. Follow the instructions from your broker, bank or other nominee included with these proxy materials, or contact your broker, bank or other nominee to request a proxy form. Internet and telephone voting may be available to beneficial owners. Please refer to the voting instruction form provided by your broker, bank or other nominee.

As a beneficial owner of Voting Stock, you have the right to direct your broker, bank or nominee on how to vote the shares held in your account. However, since you are not a stockholder of record, you may not vote these shares of Voting Stock in person at the Special Meeting unless you bring with you a legal proxy from the stockholder of record. A legal proxy may be obtained from your broker, bank or nominee.

Q. What does it mean if I receive more than one proxy card?

A.	It indicates that you may have multiple accounts with us, brokers, banks, trustees, or other holders of record. Sign and return all proxy cards to ensure that all of your shares are voted. We encourage you to register all your accounts in the same name and address.

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Q. If my shares are held in “street name,” will my broker, bank or nominee automatically vote my shares for me?

A.	No. Your broker, bank or nominee cannot vote your shares unless you provide instructions on how to vote in accordance with the information and procedures provided to you by your broker, bank or nominee.

Q. What items of business will be voted on at the Special Meeting?

A.	The two items to be voted on at the meeting are: (1) the Warrant Exercise Proposal; and (2) the Adjournment Proposal.

Q. What is the voting requirement to approve each of the proposals?

A.	Proposal	Vote Required	Voting Options	Effect of Abstentions (or the Withholding Authority)	Effect of Broker Non-Votes
	Proposal No. 1: Warrant Exercise Proposal	The affirmative vote of a majority of the Voting Stock present in person or by proxy and entitled to vote on the matter is required.	“FOR” “AGAINST” “ABSTAIN”	Counts as a vote “AGAINST” this proposal.	No Effect

	Proposal No. 2: Adjournment Proposal	The affirmative vote of a majority of the Voting Stock present in person or by proxy and entitled to vote on the matter is required.	“FOR” “AGAINST” “ABSTAIN”	Counts as a vote “AGAINST” this proposal.	None Expected

Your shares will be voted in accordance with your instructions. If you are a stockholder of record and sign, date and return a proxy card but do not indicate how you wish to vote your shares, the appointed proxies named on the proxy card will vote your shares FOR Proposals 1 and 2, and in the discretion of the appointed proxy named on the proxy card with respect to any other business properly brought before Special Meeting. If you are a beneficial owner, please follow the instructions provided to you by your broker, bank or other nominee.

Q. What constitutes a quorum?

A.	The presence, in person or by proxy, of a majority of the outstanding shares of Voting Stock entitled to vote at such meeting constitutes a quorum (with Preferred Voting Stock having voting rights on as as-if-converted-to-Common Stock basis). We need a quorum of Voting Stockholders to hold a validly convened Special Meeting. If you have signed and returned your proxy card, your shares will be counted toward the quorum. If a quorum is not present, the chairman may adjourn the Special Meeting, without notice other than by announcement at the Special Meeting, until the required quorum is present. As of the Record Date, 5,148,411 shares of Voting Stock were issued and outstanding, with 4,188,187 share of Common Stock and 960,224 shares of Preferred Voting Stock issued and outstanding. Thus, the presence of the holders of shares of Voting Stock representing at least 2,574,206 shares will be required to establish a quorum. Each share of Voting Stock is entitled to one vote per share at the Special Meeting.

Q. How are abstentions and broker non-votes counted?

A.	Broker non-votes will have no effect on the outcome of the vote on any of the proposals.

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Q. Will any other business be transacted at the Special Meeting? If so, how will my proxy be voted?

A.	We do not know of any business to be transacted at the Special Meeting other than those matters described in this proxy statement.

Q. May I change my vote or revoke my proxy?

A.	You may change your vote or revoke your proxy at any time before the final vote at the Special Meeting.

Record Holder. To change your vote or revoke your proxy if you are the record holder, you may (1) file with our Chief Financial Officer a notice of revocation; (2) submit a later-dated proxy, subject to the voting deadlines that are described on the proxy card; or (3) attend the Special Meeting and cast your vote in person. Attendance at the meeting will not, by itself, change or revoke a proxy unless you specifically so request. The last vote received chronologically will supersede any prior votes.

Beneficial Owner of Shares Held in Street Name. For shares of Voting Stock that you hold beneficially, you may change or revoke your vote by following instructions provided by your broker, bank or nominee.

Q. What if I return a proxy card or otherwise submit a proxy but do not make specific choices?

A.	If you provide specific instructions, your shares of Voting Stock will be voted as you instruct. If you are a record holder and submit your proxy card with no further instructions, your shares will be voted in accordance with the recommendations of the Board of Directors, namely: (1) FOR the Warrant Exercise Proposal; and (2) FOR the Adjournment Proposal.

Q. Will I be able to view the proxy materials electronically?

A.	Yes. To view this proxy statement and our 2024 Annual Report on Form 10-K (“Annual Report”) electronically, visit https://investors.cycurion.com/filings.

Q. What should I do if I receive more than one proxy statement?

A.	You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date, and return each proxy card and voting instruction card that you receive.

Q. Where can I find the voting results of the Special Meeting?

A.	We intend to announce preliminary voting results at the Special Meeting and publish final results in a Current Report on Form 8-K, which we expect will be filed within four (4) business days of the Special Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four (4) business days after the Special Meeting, we intend to file a Current Report on Form 8-K to publish preliminary results and, within four (4) business days after the final results are known to us, file an additional Current Report on Form 8-K to publish the final results.

Q. Who will count the votes?

A.	One or more inspectors of election will tabulate the votes.

Q. Who is paying the costs associated with soliciting proxies for the Special Meeting?

A.	We are soliciting proxies on behalf of our Board of Directors. This solicitation is being made by mail but also may be made by telephone or in person. Our directors, officers and employees may also solicit proxies in person, by telephone or by other electronic means. We will bear the cost of the solicitation.

We will ask banks, brokers and other institutions, nominees and fiduciaries to forward the proxy materials to their principals and to obtain their authority to execute proxies and voting instructions. We will reimburse them for their reasonable expenses.

Q. Who can help answer my questions?

A.	If you have questions about the Special Meeting or if you need additional copies of the proxy statement or the enclosed proxy card you should contact:

Alvin McCoy III

Chief Financial Officer

888-341-6680

alvin.mccoy@cycurion.com

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PROPOSAL NO. 1: WARRANT EXERCISE PROPOSAL

Background of the Warrant Exercise Proposal

The Warrants are not currently exercisable and will be exercisable following approval of the Warrant Exercise Proposal for a period of five years from the date of such approval. In addition, the Company’s shares of Common Stock are listed on the Nasdaq Global Market, and, as such, the Company is subject to the applicable rules of The Nasdaq Stock Market LLC (“Nasdaq”), including Nasdaq Listing Rule 5635. Nasdaq Listing Rule 5635(d) requires the Company to obtain stockholder approval prior to certain issuances with respect to Common Stock or securities convertible into Common Stock other than in a public offering if the price is below the “Minimum Price” (as determined in accordance with Nasdaq rules) in an amount greater than or equal to 20% of the number of shares of Common Stock outstanding prior to such issuance, regardless of whether such shares are issued to one person or group or are more widely distributed.

Accordingly, in accordance with Nasdaq Rule 5635(d), we are seeking stockholder approval for the issuance of up to 3,314,920 shares of our Common Stock upon the exercise of the Warrants that were issued in connection with our private placement offering that closed on December 5, 2025 (the “Private Placement”) (applying the initial exercise price of $3.62 per share).

If the Warrant Exercise Proposal is not obtained, the Warrants will not be exercisable. In order to comply with Nasdaq Listing Rule 5635(d) and permit the holders to exercise the Warrants, our stockholders need to approve the Warrant Exercise Proposal. Until we obtain such approval in order to comply with Nasdaq Listing Rule 5635(d), the Warrants are not exercisable.

Our Board of Directors is not seeking the approval of our stockholders to authorize our entry into or consummation of the Private Placement and the transactions contemplated thereby as the transaction has already been completed. We are seeking stockholder approval under this Warrant Exercise Proposal to comply with Nasdaq Listing Rule 5635(d) and to trigger the exercisability provisions of the Warrants.

If stockholder approval is obtained, we cannot predict if the holder of the Warrants will exercise the Warrants, or how many of such Warrants will be exercised for cash, if any. The issuance of Warrant Shares (as defined below) may result in the Company issuing more than 20% of the amount of shares of Common Stock issued and outstanding prior to the consummation of the Private Placement. Therefore, we are seeking stockholder approval under this Warrant Exercise Proposal to issue all shares of Common Stock that are issuable upon the exercise of the Warrants in full pursuant to the Purchase Agreement (defined below).

The Private Placement

On December 4, 2025, we entered into a securities purchase agreement (the “Purchase Agreement”) with a single institutional accredited investor (the “Investor”), pursuant to which we issued and sold to the Investor in the Private Placement (i) pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to an aggregate of 1,657,460 shares of Common Stock (the “Pre-Funded Warrant Shares”), and (ii) Warrants to purchase up to an aggregate of 3,314,920 shares of Common Stock (the “Warrant Shares”). The exercise of the Warrants and the issuance of the Warrant Shares upon exercise thereof is subject to stockholder approval (“Stockholder Approval”).

Each Pre-Funded Warrant was sold at an offering price of $3.62. Each Warrant has an exercise price of $3.62. The Private Placement closed (the “Closing”) on December 5, 2025 (the “Closing Date”).

Under Nasdaq Listing Rules, the Warrants are not exercisable without Stockholder Approval. We agreed to hold a meeting of stockholders on or prior to the date that is ninety (90) days following the Closing Date, or March 5, 2026, for the purpose of obtaining Stockholder Approval. If we do not obtain Stockholder Approval at the first meeting of the stockholders, we are required to call a meeting every ninety (90) days thereafter to seek Stockholder Approval until the date on which Stockholder Approval is obtained or the Warrants are no longer outstanding.

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A.G.P./Alliance Global Partners (the “Placement Agent”) acted as the placement agent for the Private Placement. Pursuant to a placement agent agreement between the Placement Agent and the Company, dated December 4, 2025 (the “Placement Agent Agreement”), the Company agreed to pay the Placement Agent a cash fee equal to 10.0% of the aggregate gross proceeds raised in the Private Placement and a cash fee of $500,000, and to reimburse the Placement Agent for certain reasonable, documented, and accountable expenses, including legal fees, of $60,000 in the aggregate.

Terms of Warrants

The Warrants will be exercisable immediately following receipt of Stockholder Approval for the issuance of the Warrants and the Warrant Shares and have an exercise price of $3.62 per share, subject to adjustment for customary events such as stock splits and fundamental transactions. The Warrants will expire five years from their initial exercise date. At any time following the initial exercise date of the Warrants, the Warrants can be exercised on a cashless basis if there is no effective registration statement registering, or no current prospectus available for, the resale of the Warrant Shares. The exercise price and number of shares of Common Stock issuable upon exercise of the Warrant are subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events.

The Warrants issued in the Private Placement provide that a holder of Warrants will not have the right to exercise any portion of its Warrants if such holder, together with its affiliates, and any other party whose holdings would be aggregated with those of the holder for purposes of Section 13(d) or Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) would beneficially own in excess of 4.99% for the Warrants of the number of shares of Common Stock outstanding immediately after giving effect to such exercise (the “Beneficial Ownership Limitation”); provided, however, that the holder may increase or decrease the Beneficial Ownership Limitation by giving notice to the Company, with any such increase not taking effect until the sixty-first day after such notice is delivered to the Company but not to any percentage in excess of 9.99%. The Warrants may be exercised on a cashless basis if a registration statement registering Warrant Shares is not effective.

Subject to applicable laws, a Warrant may be transferred at the option of the holder upon surrender of the applicable warrant to us together with the appropriate instruments of transfer.

There is no trading market available for the Warrants on any securities exchange or nationally recognized trading system. We do not intend to list the Warrants on any securities exchange or nationally recognized trading system.

In the event of a fundamental transaction, as described in the Warrants and generally including any reorganization, recapitalization or reclassification of our Common Stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding Common Stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding Common Stock, the holders of the Warrants will be entitled to receive upon exercise of the Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Warrants immediately prior to such fundamental transaction. In addition, in certain circumstances, upon a fundamental transaction, the holder will have the right to require us to repurchase its Warrants at the Black Scholes Value; provided, however, that, if the fundamental transaction is not within our control, including not approved by our Board of Directors, then the holder shall only be entitled to receive the same type or form of consideration (and in the same proportion), at the Black Scholes Value of the unexercised portion of the Warrant, that is being offered and paid to the holders of Common Stock in connection with the fundamental transaction.

Pursuant to the terms of the Purchase Agreement, the Company is prohibited from entering into any agreement to issue or announcing the issuance or proposed issuance of any shares of Common Stock or securities convertible or exercisable into Common Stock for a period commencing on December 4, 2025 and expiring 90 days from January 2, 2026 (the “Effective Date”). Furthermore, the Company is also prohibited from entering into any agreement to issue Common Stock or Common Stock Equivalents (as defined in the Purchase Agreement) involving a Variable Rate Transaction (as defined in the Purchase Agreement), subject to certain exceptions, for a period commencing on December 4, 2025 and expiring 90 days from such Effective Date.

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The Purchase Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company, including for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Purchase Agreement were made only for the purposes of such agreements and as of the specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties.

The Company currently intends to use the net proceeds from the Private Placement for working capital and general corporate purposes.

In connection with the Closing, each executive officer and director of the Company has entered into a lock-up agreement with the Placement Agent pursuant to which, from the date of the Closing until 90 days following the date the registration statement has been declared effective, such executive officer or director will not offer, sell, contract to sell, hypothecate, pledge or otherwise dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position with respect to, any shares of Common Stock of the Company or securities convertible, exchangeable or exercisable into, shares of Common Stock of the Company beneficially owned, held or hereafter acquired by such executive officer or director, subject to customary exceptions, or make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any shares of Common Stock or Common Stock Equivalents or publicly disclose the intention to do any of the foregoing.

Reasons for the Warrant Exercise Proposal

Our shares of Common Stock are listed on Nasdaq Global Market and trades under the ticker symbol “CYCU.” Nasdaq Listing Rule 5635(d) requires stockholder approval of transactions other than public offerings of greater than 20% of the outstanding Common Stock or voting power of an issuer. In order to comply with Nasdaq Listing Rule 5635(d), the Warrants are not exercisable until Stockholder Approval is obtained.

We are seeking Stockholder Approval for the issuance of up to an aggregate of 3,314,920 shares of our Common Stock upon the exercise of the Warrants. Effectively, stockholder approval of this Warrant Exercise Proposal is one of the conditions for us to receive up to approximately $6 million in gross proceeds upon the exercise of the Warrants, if exercised for cash at the initial exercise price of $3.62 per share. Loss of these potential funds could adversely impact our ability to fund our operations.

As discussed above, the exercise price of the Warrants is subject to adjustment, including voluntarily by us at any time during the term thereof, as applicable, subject to the prior written consent of the holder, for any period of time, subject to the rules and regulations of Nasdaq. Therefore, if we should reduce the exercise price of the Warrants, we will receive less proceeds.

The Board of Directors is not seeking the approval of our stockholders to authorize our entry into or consummation of the transactions described above, as the transactions have already been completed. We are only asking for approval to issue up to an aggregate of 3,314,920 shares of Common Stock upon exercise of the Warrants.

Potential Consequences if the Warrant Exercise Proposal is Not Approved

The failure of our stockholders to approve the Warrant Exercise Proposal will mean that (i) we cannot permit the exercise of the Warrants, and (ii) we may incur substantial additional costs and expenses.

Each Warrant has an initial exercise price of $3.62 per share. Accordingly, we could realize an aggregate of up to approximately $12 million in gross proceeds assuming all of the Warrants were exercised for cash at the current exercise price of $3.62 per share. Loss of these potential funds could adversely impact our ability to fund our operations. However, if we were to lower the exercise price of the Warrants we would receive less proceeds.

In addition, in connection with the issuance of the Warrants, we have agreed to hold a special meeting of stockholders no later than March 5, 2026.

Accordingly, if our stockholders do not approve the Warrant Exercise Proposal, we will likely be required to hold one or more additional special meetings of stockholders. The costs and expenses associated with holding such meetings could materially and adversely impact our ability to fund our operations, advance our clinical trials, and develop and commercialize our diagnostic tests or therapeutic product candidate.

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Potential Adverse Effects of the Approval of the Warrant Exercise Proposal

If the Warrant Exercise Proposal is approved, existing stockholders will suffer dilution in their ownership interests in the future to the extent that the Company issues Warrant Shares upon exercise of the Warrants. Assuming the full exercise of the Warrants, an aggregate of 3,314,920 additional shares of Common Stock will be outstanding, and the ownership interest of our existing stockholders would be correspondingly reduced. In addition, the sale into the public market of these shares could materially and adversely affect the market price of our Common Stock.

Interests of Directors and Executive Officers

Our directors and executive officers have no substantial interests, directly or indirectly, in the matters set forth in this proposal except to the extent of their ownership of shares of our Common Stock.

Required Vote

The affirmative vote of a majority of the shares of Voting stock present in person or represented by proxy and entitled to vote on the Warrant Exercise Proposal at the Special Meeting is required for approval of this proposal.

Abstentions will have the same effect as votes AGAINST this proposal. Broker non-votes will have no effect on this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT

YOU VOTE “FOR” THE WARRANT EXERCISE PROPOSAL.

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PROPOSAL NO. 2: ADJOURNMENT PROPOSAL

Background of and Rationale for the Adjournment Proposal

The Board of Directors believes that if we fail to receive a sufficient number of votes to approve the Warrant Exercise Proposal, it is in the best interests of the stockholders to enable the Board of Directors to continue to seek to obtain a sufficient number of additional votes to approve any or all of the proposals.

In the Adjournment Proposal, we are asking stockholders to authorize the holder of any proxy solicited by the Board of Directors to vote in favor of adjourning or postponing the Special Meeting or any adjournment or postponement thereof. If our stockholders approve this proposal, we could adjourn or postpone the Special Meeting, and any adjourned session of the Special Meeting, to use the additional time to solicit additional proxies in favor of any or all of the proposals.

Additionally, approval of the Adjournment Proposal could mean that, in the event we receive proxies indicating that holders of a majority of the number of shares present in person or represented by proxy at the Special Meeting will vote against any or all of the proposals, we could adjourn or postpone the Special Meeting without a vote on any or all of the proposals and use the additional time to solicit the holders of those shares to change their vote in favor of any or all of the proposals.

Vote Required

The affirmative vote of a majority of the shares of Voting Stock present in person or represented by proxy and entitled to vote on this proposal at the Special Meeting is required to approve the Adjournment Proposal. Abstentions will have the same effect as a vote AGAINST the proposal. Broker non-votes are not expected for this proposal because we believe this matter is a routine matter. If there were to be any broker non-votes they would have no effect on this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A

VOTE “FOR” APPROVAL OF THE ADJOURNMENT PROPOSAL.

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BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth beneficial ownership of the Company’s shares of Common Stock by:

●	each person known to be the beneficial owner of more than 5% of our outstanding shares of Common Stock;

●	each of our executive officers and directors; and

●	all of our current executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she, or it possesses sole or shared voting or investment power over that security. Under those rules, beneficial ownership includes securities that the individual or entity has the right to acquire, such as through the exercise of warrants or stock options or the vesting of restricted stock units, within 60 days. Shares subject to warrants or options that are currently exercisable or exercisable within 60 days or subject to restricted stock units that vest within 60 days are considered outstanding and beneficially owned by the person holding such warrants, options, or restricted stock units for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

Except as noted by footnote, and subject to community property laws where applicable, based on the information provided to the Company, the persons and entities named in the table below have sole voting and investment power with respect to all shares shown as beneficially owned by them. Unless otherwise indicated, the business address of each beneficial owner listed in the table below is c/o Cycurion, Inc., 1640 Boro Place, Suite 420C, McLean, Virginia 22102.

As of January 21, 2026, the beneficial ownership of our Common Stock is based on 4,188,187 shares of Common Stock issued and outstanding.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all of the shares shown to be beneficially owned by them.

Name and Address of Beneficial Owner	Number of Shares of Common Stock(1)	Percentage of Common Stock(2)
Directors and Executive Officers
L. Kevin Kelly	156,818	3.74%
Alvin McCoy, III	163,635	3.91%
Emmit McHenry	85,539	2.04%
Peter R. Ginsberg	0	* %
Kevin E. O’Brien	0	* %
Reginald S. Bailey, Sr.	0	* %
Irving Minnaker	0	* %
All directors and executive officers as a group (7 individuals)	405,989	9.69%
Other 5% beneficial owners
N/A	-	-%

* Indicates less than one percent.

(1)	Unless otherwise noted, each person or group identified possesses sole voting and investment power with respect to such shares.

(2)	Applicable percentage of ownership is based upon 4,188,187 shares of Common Stock issued and outstanding as of January 21, 2026.

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STOCKHOLDER PROPOSALS FOR THE 2026 ANNUAL MEETING

Stockholders may present proposals for inclusion in our proxy materials for the 2026 annual meeting of stockholders where such proposals are consistent with applicable law, pertain to matters appropriate for stockholder action and are not properly omitted by our action in accordance with the proxy rules. Pursuant to SEC Rule 14a-8(e)(2), we must receive a proposal by April 30, 2026. As the Company did not hold an annual meeting in 2025, the deadline to receive a proposal must be a reasonable time before the Company begins to print and send its proxy materials in order to consider it for inclusion in the proxy materials for the 2026 annual meeting of stockholders. Any stockholder who desires to submit a proposal for inclusion in the proxy materials for the 2026 annual meeting of stockholders must submit the proposal in writing to Cycurion, Inc., 1640 Boro Place, Suite 420C, McLean, Virginia 22102, Attention: Chief Financial Officer. Such proposals must meet the requirements of our Second Amended and Restated Bylaws (“Bylaws”) and the SEC to be eligible for inclusion in the proxy materials for our 2026 Annual Meeting.

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DESCRIPTION OF OUR SECURITIES

The following is a description of our securities of as set forth in certain provisions of our Second Amended and Restated Certificate of Incorporation (the “Charter”) and our Bylaws, and applicable forms of warrant, each previously filed with the SEC and incorporated by reference to this proxy statement. This summary does not purport to be complete and is qualified in its entirety by the full text of the Charter, Bylaws, applicable forms of warrant, and the applicable provisions of the Delaware General Corporation Law (“DGCL”). We encourage you to read our Charter, Bylaws, applicable forms of warrant, and the applicable portions of the DGCL carefully.

Authorized and Outstanding Stock

The Charter authorizes the issuance of an aggregate of 300,000,000 shares of Common Stock and 20,000,000 shares of Preferred Stock. The shares of Common Stock are duly authorized, validly issued, fully paid and non-assessable. Our purpose is to engage in any lawful act or activity for which corporations may be organized under the DGCL. Unless our Board of Directors determines otherwise, we will issue all shares of our capital stock in uncertificated form.

We have 4,188,187 shares of Common Stock and 155,045 shares of Preferred Stock issued and outstanding.

Common Stock

Voting Rights

Each holder of our Common Stock is entitled to one vote for each share held of record by such holder on all matters on which stockholders generally are entitled to vote, as provide by the Charter. The holders of Common Stock do not have cumulative voting rights in the election of directors. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast present in person or represented by proxy, unless otherwise specified by law or the Charter.

Dividend Right

Subject to preferences that may be applicable to any outstanding Preferred Stock, the holders of shares of Common Stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available therefor.

Rights upon Liquidation, Dissolution and Winding-Up

In the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs, the stockholders are entitled to share ratably in all assets remaining after payment of our debts and other liabilities, subject to prior distribution rights of Preferred Stock any class or series of stock having a preference over the Common Stock, then outstanding, if any.

Preemptive or Other Rights

The stockholders have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the Common Stock. The rights, preferences, and privileges of stockholders will be subject to those of the holders of any shares of the Preferred Stock that we may issue in the future.

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Preferred Stock

The Charter authorizes the Board of Directors to establish one or more series of Preferred Stock. Unless required by law or by any stock exchange, and subject to the terms of the Charter, the authorized shares of Preferred Stock will be available for issuance without further action by holders of common stock. The Board of Directors is able to determine, with respect to any series of Preferred Stock, designations, powers, preferences and relative, participating, optional or other rights, if any, and the qualifications, limitations, or restrictions thereof, if any.

We could issue a series of Preferred Stock that could, depending on the terms of the series, impede or discourage an acquisition attempt or other transaction that some, or a majority, of the stockholders might believe to be in their best interests or in which the stockholders might receive a premium over the market price of the Common Stock. Additionally, the issuance of Preferred Stock may adversely affect the rights of stockholders by restricting dividends on the common stock, diluting the voting power of the Common Stock or subordinating the rights of stockholders to distributions upon a liquidation, dissolution or winding up, or other event. As a result of these or other factors, the issuance of Preferred Stock could have an adverse impact on the market price of our Common Stock.

Voting Rights

Holders of our Series A Convertible Preferred Stock, Series C Convertible Preferred Stock, Series E Convertible Preferred Stock, Series F Convertible Preferred Stock and Series G Convertible Preferred Stock have voting rights on an as-if-converted-to-Common-Stock basis. The Series B Convertible Preferred Stock and Series D Convertible Preferred Stock do not have voting rights. Please see below for more information.

Series A Convertible Preferred Stock

We have authorized 110,000 shares of our Series A Convertible Preferred Stock, par value $0.0001 per share. As of the Record Date, there are 106,816 shares of Series A Convertible Preferred Stock issued and outstanding.

The material attributes of the shares of our Series A Convertible Preferred Stock are:

Voting Rights: Holders of shares of our Series A Convertible Preferred Stock shall have voting rights on an as-if-converted-to-common stock basis and as required by law (including without limitation, the DGCL) and as expressly provided in the Certificate of Designation of Preferences, Rights and Limitations for our Series A Convertible Preferred Stock.

Dividend Rights: Holders of shares of our Series A Convertible Preferred Stock shall be entitled to receive dividends at the rate of twelve percent (12%) per annum of the $12.12 per-share Stated Value of the Series A Convertible Preferred Stock. The dividends shall be paid payable quarterly in arrears in shares of Common Stock, calculated for each dividend payment on an as-if-converted-to-Common-Stock basis.

Conversion Rights: Shares of our Series A Convertible Preferred Stock shall be convertible, at any time and from time to time at the option of the holder thereof, into shares of Common Stock (subject to certain 4.99% or 9.99% blocker limitations) at the conversion ratio of one share of Series A Convertible Preferred Stock-for-25.6938 shares of Common Stock, subject to adjustment.

Liquidation Preference: Holders of shares of our Series A Convertible Preferred Stock, upon any liquidation, dissolution, or winding-up, whether voluntary or involuntary, shall be entitled to receive out of the assets, whether capital or surplus, an amount equal to the Stated Value, plus any accrued and unpaid dividends thereon, for each share of Series A Convertible Preferred Stock before any distribution or payment shall be made to the holders of Common Stock, and, if our assets are insufficient to pay in full such amounts, then the entire assets to be distributed to the holders of our Series A Convertible Preferred Stock shall be ratably distributed among them in accordance with the respective amounts that would have been payable on such shares if all amounts payable thereon had been paid in full.

Protective Provisions: As long as any shares of Series A Convertible Preferred Stock are outstanding, we shall not, without the affirmative vote of the holders of a majority of the then-outstanding shares of Series A Convertible Preferred Stock, (a) alter or change adversely the powers, preferences, or rights given to the holders of Series A Convertible Preferred Stock or alter or amend the Certificate of Designation of Preferences, Rights and Limitations for our Series A Convertible Preferred Stock, (b) amend its certificate of incorporation or other charter documents in any manner that adversely affects any rights of the holders of shares of Series A Convertible Preferred Stock, (c) increase the number of authorized shares of Series A Convertible Preferred Stock, or (d) enter into any agreement with respect to any of the foregoing.

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Series B Convertible Preferred Stock

We have authorized 3,000 shares of our Series B Convertible Preferred Stock, par value $0.0001 per share. As of the Record Date, there are 3,000 shares of Series B Convertible Preferred Stock issued and outstanding.

The material attributes of the shares of our Series B Convertible Preferred Stock are:

Voting Rights: Holders of our Series B Convertible Preferred Stock shall not have any voting rights except as required by law (including without limitation, the DGCL) and as expressly provided in the Certificate of Designation of Preferences, Rights and Limitations for our Series B Convertible Preferred Stock.

Dividend Rights: Holders of shares of our Series B Convertible Preferred Stock shall be entitled to receive dividends (on an as-if-converted-to-Common-Stock basis) to and in the same form as dividends actually paid on shares of Common Stock when, as, and if such dividends are paid on shares of Common Stock.

Conversion Rights: Shares of our Series B Convertible Preferred Stock shall be convertible, at any time and from time to time at the option of the holder thereof, into Common Stock (subject to certain 4.99% or 9.99% blocker limitations) at the conversion ratio of one share of Series B Convertible Preferred Stock-for-one share of Common Stock, subject to adjustment.

Liquidation Preference: Holders of shares of our Series B Convertible Preferred Stock, upon any liquidation, dissolution, or winding-up, whether voluntary or involuntary, shall be entitled to receive out of the assets, whether capital or surplus, an amount equal to the Stated Value, plus any accrued and unpaid dividends thereon, for each share of Series B Convertible Preferred Stock before any distribution or payment shall be made to the holders of Common Stock, and, if our assets are insufficient to pay in full such amounts, then the entire assets to be distributed to the holders of shares of Series B Convertible Preferred Stock shall be ratably distributed among them in accordance with the respective amounts that would have been payable on such shares if all amounts payable thereon had been paid in full.

Protective Provisions: As long as any shares of Series B Convertible Preferred Stock are outstanding, we will not, without the affirmative vote of the holders of a majority of the then-outstanding shares of Series B Convertible Preferred Stock, (a) alter or change adversely the powers, preferences, or rights given to the holders of Series B Convertible Preferred Stock or alter or amend the Certificate of Designation of Preferences, Rights and Limitations for our Series B Convertible Preferred Stock, (b) amend our certificate of incorporation or other charter documents in any manner that adversely affects any rights of the holders of shares of Series B Convertible Preferred Stock, (c) increase the number of authorized shares of Series B Convertible Preferred Stock, or (d) enter into any agreement with respect to any of the foregoing.

Series C Convertible Preferred Stock

We have authorized 5,000 shares of our Series C Convertible Preferred Stock, par value $0.0001 per share. As of the Record Date, there are 4,851 shares of Series C Convertible Preferred Stock issued and outstanding.

Voting Rights: The holders of our Series C Convertible Preferred Stock have voting rights on an as-if-converted-to-Common-Stock basis, as required by law, and as expressly provided in its Certificate of Designation, as follows. As long as any shares of our Series C Convertible Preferred Stock are outstanding, we shall not, without the affirmative vote of the holders of a majority of the then-outstanding shares of our Series C Convertible Preferred Stock, (a) alter or change adversely the powers, preferences, or rights given to our Series C Convertible Preferred Stock or alter or amend its Certificate of Designation, (b) amend our Certificate of Incorporation or other charter documents in any manner that adversely affects any rights of the holders of our Series C Convertible Preferred Stock, (c) increase the number of authorized shares of our Series C Convertible Preferred Stock, or (d) enter into any agreement with respect to any of the foregoing.

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Dividend Rights: We shall pay dividends on our Series C Convertible Preferred Stock at the rate of 12% per annum of the per-share Stated Value ($82.46 per share). The dividends are payable quarterly in arrears not in cash, but in shares of our Common Stock, calculated for each dividend payment on an as-if-converted-to-Common-Stock basis. No other dividends are payable on shares of our Series C Convertible Preferred Stock.

Conversion Rights: The shares of our Series C Convertible Preferred Stock may be converted into shares of our Common Stock at a ratio of approximately 613 shares of Common Stock for every one share of our Series C Convertible Preferred Stock, or an aggregate of 2,972,320 shares of our Common Stock, assuming full conversion. In connection with conversions, each holder of our Series C Convertible Preferred Stock is subject to a “beneficial ownership limitation” of 4.99% of the number of shares of our Common Stock outstanding immediately after giving effect to that conversion, which limitation may be increased by the holder to not more than 9.99% on 61 days’ advanced notice to us.

Liquidation Preference: Our Series C Convertible Preferred Stock has a liquidation preference in an amount equal to its per-share Stated Value ($82.46 per share), plus any accrued and unpaid dividends thereon, for each share of our Series C Convertible Preferred Stock before we can make any distribution or payment to the holders of our Common Stock. If our assets are insufficient to pay in full such liquidation preference, then our entire assets are to be distributed to the holders of our Series C Convertible Preferred Stock, ratably distributed among them in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full.

Protective Provisions: As long as any shares of Series C Convertible Preferred Stock are outstanding, we will not, without the affirmative vote of the holders of a majority of the then-outstanding shares of Series C Convertible Preferred Stock, (a) alter or change adversely the powers, preferences, or rights given to the holders of Series C Convertible Preferred Stock or alter or amend the Certificate of Designation of Preferences, Rights and Limitations for our Series C Convertible Preferred Stock, (b) amend our certificate of incorporation or other charter documents in any manner that adversely affects any rights of the holders of shares of Series C Convertible Preferred Stock, (c) increase the number of authorized shares of Series C Convertible Preferred Stock, or (d) enter into any agreement with respect to any of the foregoing.

Series D Convertible Preferred Stock

We have authorized 6,666,700 shares of our Series D Convertible Preferred Stock, par value $0.0001 per share. As of the Record Date, there are 6,666,700 shares of Series D Convertible Preferred Stock issued and outstanding.

The material attributes of the shares of our Series D Convertible Preferred Stock are:

Voting Rights: Holders of Series D Convertible Preferred Stock shall not have any voting rights except as required by law (including without limitation, the DGCL) and as expressly provided in the Certificate of Designation of Preferences, Rights and Limitations for our Series D Convertible Preferred Stock.

Dividend Rights: Holders of our Series D Convertible Preferred Stock shall be entitled to receive dividends (on an as-if-converted-to-Common-Stock basis) to and in the same form as dividends actually paid on shares of Common Stock when, as, and if such dividends are paid on shares of Common Stock.

Conversion Rights: Shares of our Series D Convertible Preferred Stock shall be convertible, at any time and from time to time at the option of the holder thereof, into shares of Common Stock (subject to certain 4.99% or 9.99% blocker limitations) at the conversion ratio of one share of Series D Convertible Preferred Stock-for-one share of Common Stock, subject to adjustment.

Liquidation Preference: Holders of our Series D Convertible Preferred Stock, upon any liquidation, dissolution, or winding-up, whether voluntary or involuntary, shall be entitled to receive out of our assets, whether capital or surplus, an amount equal to the Stated Value, plus any accrued and unpaid dividends thereon, for each share of Series D Convertible Preferred Stock before any distribution or payment shall be made to the holders of Common Stock, and, if our assets shall be insufficient to pay in full such amounts, then the entire assets to be distributed to the holders of shares of Series D Convertible Preferred Stock shall be ratably distributed among them in accordance with the respective amounts that would have been payable on such shares if all amounts payable thereon had been paid in full.

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Protective Provisions: As long as any shares of Series D Convertible Preferred Stock are outstanding, we will not, without the affirmative vote of the holders of a majority of the then-outstanding shares of Series D Convertible Preferred Stock, (a) alter or change adversely the powers, preferences, or rights given to the holders of Series D Convertible Preferred Stock or alter or amend the Certificate of Designation of Preferences, Rights and Limitations for Series D Convertible Preferred Stock, (b) amend our certificate of incorporation or other charter documents in any manner that adversely affects any rights of the holders of shares of Series D Convertible Preferred Stock, (c) increase the number of authorized shares of Series D Convertible Preferred Stock, or (d) enter into any agreement with respect to any of the foregoing.

Series E Convertible Preferred Stock

We have authorized 100 shares of our Series E Convertible Preferred Stock, par value $0.0001 per share. As of the Record Date, there are 51 shares of Series E Convertible Preferred Stock issued and outstanding.

The material attributes of the shares of our Series E Convertible Preferred Stock are:

Voting Rights: Holders of shares of our Series E Convertible Preferred Stock shall have voting rights on an as-if-converted-to-Common-Stock basis and as required by law (including, without limitation, the DGCL) and as expressly provided in the Certificate of Designation of Preferences, Rights and Limitations for our Series E Convertible Preferred Stock.

Dividend Rights: Holders of shares of our Series E Convertible Preferred Stock shall be entitled to receive, and we shall pay, dividends on shares of Series E Convertible Preferred Stock (on an as-if-converted-to-Common-Stock basis) to and in the same form as dividends actually paid on shares of Common Stock when, as, and if such dividends are paid on shares of Common Stock.

Conversion Rights: Shares of our Series E Convertible Preferred Stock shall be convertible, at any time and from time to time at the option of the holder thereof, into shares of Common Stock (subject to certain 4.99% or 9.99% blocker limitations) at the conversion ratio of one share of Series E Convertible Preferred Stock-for-10,000 shares of Common Stock, subject to adjustment.

Liquidation Preference: Holders of shares of our Series E Convertible Preferred Stock, upon any liquidation, dissolution, or winding-up, whether voluntary or involuntary , shall be entitled to receive out of the assets, whether capital or surplus, an amount equal to the Stated Value, plus any accrued and unpaid dividends thereon, for each share of Series E Convertible Preferred Stock before any distribution or payment shall be made to the holders of Common Stock, and, if the assets shall be insufficient to pay in full such amounts, then the entire assets to be distributed to the holders of shares of Series E Convertible Preferred Stock shall be ratably distributed among them in accordance with the respective amounts that would have been payable on such shares if all amounts payable thereon had been paid in full.

Protective Provisions: As long as any shares of Series E Convertible Preferred Stock are outstanding, Cycurion shall not, without the affirmative vote of the holders of a majority of the then-outstanding shares of Series E Convertible Preferred Stock, (a) alter or change adversely the powers, preferences, or rights given to the holders of Series E Convertible Preferred Stock or alter or amend the Certificate of Designation of Preferences, Rights and Limitations for our Series E Convertible Preferred Stock, (b) amend its certificate of incorporation or other charter documents in any manner that adversely affects any rights of the holders of shares of Series E Convertible Preferred Stock, (c) increase the number of authorized shares of Series E Convertible Preferred Stock, or (d) enter into any agreement with respect to any of the foregoing.

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Series F Convertible Preferred Stock

We have authorized 10,000 shares of our Series F Convertible Preferred Stock, par value $0.0001 per share. As of the Record Date, there are 0 shares of Series F Convertible Preferred Stock issued and outstanding.

The material attributes of the shares of our Series F Convertible Preferred Stock are:

Voting Rights: Holders of shares of our Series F Convertible Preferred Stock shall have voting rights on an as-if-converted-to-Common-Stock basis and as required by law (including without limitation, the DGCL) and as expressly provided in the Certificate of Designation of Preferences, Rights and Limitations for our Series F Convertible Preferred Stock.

Dividend Rights: Holders of shares of our Series F Convertible Preferred Stock shall be entitled to receive, and we shall pay, dividends on shares of our Series F Convertible Preferred Stock at the rate of twelve percent (12%) per annum of the $0.0001 per-share Stated Value of the Series F Convertible Preferred Stock. The dividends shall be paid payable quarterly in arrears in shares of Common Stock, calculated for each dividend payment on an as-if-converted-to-Common-Stock basis.

Conversion Rights: Shares of our Series F Convertible Preferred Stock shall be convertible, at any time and from time to time at the option of the holder thereof, into shares of Common Stock (subject to certain 4.99% or 9.99% blocker limitations) at the conversion ratio of one share of Series F Convertible Preferred Stock-for-1,000 shares of Common Stock, subject to adjustment.

Liquidation Preference: Holders of shares of our Series F Convertible Preferred Stock, upon any liquidation, dissolution, or winding-up, whether voluntary or involuntary , shall be entitled to receive out of the assets, whether capital or surplus, an amount equal to the Stated Value, plus any accrued and unpaid dividends thereon, for each share Series F Convertible Preferred Stock before any distribution or payment shall be made to the holders of Common Stock, and, if the assets shall be insufficient to pay in full such amounts, then the entire assets to be distributed to the holders of shares of our Series F Convertible Preferred Stock shall be ratably distributed among them in accordance with the respective amounts that would have been payable on such shares if all amounts payable thereon had been paid in full.

Protective Provisions: As long as any shares of Series F Convertible Preferred Stock are outstanding, we shall not, without the affirmative vote of the holders of a majority of the then-outstanding shares of Series F Convertible Preferred Stock, (a) alter or change adversely the powers, preferences, or rights given to the holders of Series F Convertible Preferred Stock or alter or amend the Certificate of Designation of Preferences, Rights and Limitations for our Series F Convertible Preferred Stock, (b) amend its certificate of incorporation or other charter documents in any manner that adversely affects any rights of the holders of shares of Series F Convertible Preferred Stock, (c) increase the number of authorized shares of Series F Convertible Preferred Stock, or (d) enter into any agreement with respect to any of the foregoing.

Series G Convertible Preferred Stock

We have authorized 10,000 shares of our Series G Convertible Preferred Stock, par value $0.0001 per share. As of the Record Date, there are 3,133 shares of Series G Convertible Preferred Stock issued and outstanding.

The material attributes of the shares of our Series G Convertible Preferred Stock are:

Voting Rights: Holders of shares of our Series G Convertible Preferred Stock shall have voting rights on an as-if-converted-to-Common-Stock basis and as required by law (including without limitation, the DGCL) and as expressly provided in the Certificate of Designation of Preferences, Rights and Limitations for our Series G Convertible Preferred Stock.

Dividend Rights: Holders of shares of our Series G Convertible Preferred Stock shall be entitled to receive, and we shall pay, dividends on shares of our Series G Convertible Preferred Stock at the rate of twelve percent (12%) per annum of the $0.0001 per-share Stated Value of the Series G Convertible Preferred Stock. The dividends shall be paid payable quarterly in arrears in shares of Common Stock, calculated for each dividend payment on an as-if-converted-to-Common-Stock basis.

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Conversion Rights: Shares of our Series G Convertible Preferred Stock shall be convertible, at any time and from time to time at the option of the holder thereof, into shares of Common Stock (subject to certain 4.99% or 9.99% blocker limitations) at the conversion ratio of one share of Series G Convertible Preferred Stock-for-1,000 shares of Common Stock, subject to adjustment.

Liquidation Preference: Holders of shares of our Series G Convertible Preferred Stock, upon any liquidation, dissolution, or winding-up, whether voluntary or involuntary , shall be entitled to receive out of the assets, whether capital or surplus, an amount equal to the Stated Value, plus any accrued and unpaid dividends thereon, for each share Series G Convertible Preferred Stock before any distribution or payment shall be made to the holders of Common Stock, and, if the assets shall be insufficient to pay in full such amounts, then the entire assets to be distributed to the holders of shares of our Series G Convertible Preferred Stock shall be ratably distributed among them in accordance with the respective amounts that would have been payable on such shares if all amounts payable thereon had been paid in full.

Protective Provisions: As long as any shares of Series G Convertible Preferred Stock are outstanding, we shall not, without the affirmative vote of the holders of a majority of the then-outstanding shares of Series G Convertible Preferred Stock, (a) alter or change adversely the powers, preferences, or rights given to the holders of Series G Convertible Preferred Stock or alter or amend the Certificate of Designation of Preferences, Rights and Limitations for our Series G Convertible Preferred Stock, (b) amend its certificate of incorporation or other charter documents in any manner that adversely affects any rights of the holders of shares of Series G Convertible Preferred Stock, (c) increase the number of authorized shares of Series G Convertible Preferred Stock, or (d) enter into any agreement with respect to any of the foregoing.

Warrants

We have warrants outstanding to purchase an aggregate of 5,454,734 shares of Common Stock.

If the number of outstanding shares of Common Stock is increased by a stock dividend payable in shares of Common Stock, or by a split-up of shares of Common Stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of Common Stock issuable on exercise of each whole warrant will be increased in proportion to such increase in the outstanding shares of Common Stock.

The warrant holders, solely by virtue of holding warrants, do not have the rights or privileges of holders of Common Stock or any voting rights until they exercise their warrants and receive shares of Common Stock.

Armistice Pre-Funded Warrant and Armistice Warrant

On December 5, 2025, Cycurion entered into the Pre-Funded Warrant with Armistice Capital Master Fund Ltd. (“Armistice”) that is exercisable for up to 1,657,460 shares of Common Stock. Each Pre-Funded Warrant has an exercise price equal to $0.0001 per share. The Pre-Funded Warrants are exercisable at any time after their original issuance and will not expire until exercised in full.

On December 5, 2025, Cycurion entered into the Warrant with Armistice that has an exercise price equal to $3.62 per share. The Warrants will be exercisable immediately following receipt of Stockholder Approval for the issuance of the Warrants and the Warrant Shares and have an exercise price of $3.62 per share, subject to adjustment for customary events such as stock splits and fundamental transactions. The Warrants will expire five years from their initial exercise date. At any time following the initial exercise date of the Warrants, the Warrants can be exercised on a cashless basis if there is no effective registration statement registering, or no current prospectus available for, the resale of the Warrant Shares. The exercise price and number of shares of Common Stock issuable upon exercise of the Warrant and Pre-Funded Warrant are subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events.

The Pre-Funded Warrants and the Warrants issued in the Private Placement provide that a holder of Pre-Funded Warrants or Warrants, as applicable, will not have the right to exercise any portion of its Pre-Funded Warrants or Warrants if such holder, together with its affiliates, and any other party whose holdings would be aggregated with those of the holder for purposes of Section 13(d) or Section 16 of the Exchange Act would beneficially own in excess of 9.99% for the Pre-Funded Warrants and 4.99% for the Warrants of the number of shares of Common Stock outstanding immediately after giving effect to such exercise (the “Beneficial Ownership Limitation”); provided, however, that the holder may increase or decrease the Beneficial Ownership Limitation by giving notice to the Company, with any such increase not taking effect until the sixty-first day after such notice is delivered to the Company but not to any percentage in excess of 9.99%. The Warrants may be exercised on a cashless basis if a registration statement registering Warrant Shares is not effective. The Pre-Funded Warrants may be exercised on a cashless basis.

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Subject to applicable laws, a Warrant and Pre-Funded Warrant may be transferred at the option of the holder upon surrender of the applicable warrant to us together with the appropriate instruments of transfer.

There is no trading market available for the Warrants or the Pre-Funded Warrants on any securities exchange or nationally recognized trading system. We do not intend to list the Warrants or the Pre-Funded Warrants on any securities exchange or nationally recognized trading system.

In the event of a fundamental transaction, as described in the Warrants and Pre-Funded Warrants and generally including any reorganization, recapitalization or reclassification of our Common Stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding Common Stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding Common Stock, the holders of the Warrants and Pre-Funded Warrants will be entitled to receive upon exercise of the Warrants and Pre-Funded Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Warrants and Pre-Funded Warrants immediately prior to such fundamental transaction. In addition, in certain circumstances, upon a fundamental transaction, the holder will have the right to require us to repurchase its Warrants at the Black Scholes Value; provided, however, that, if the fundamental transaction is not within our control, including not approved by our Board of Directors, then the holder shall only be entitled to receive the same type or form of consideration (and in the same proportion), at the Black Scholes Value of the unexercised portion of the Warrant, that is being offered and paid to the holders of Common Stock in connection with the fundamental transaction.

Pursuant to the terms of the Purchase Agreement, the Company is prohibited from entering into any agreement to issue or announcing the issuance or proposed issuance of any shares of Common Stock or securities convertible or exercisable into Common Stock for a period commencing on December 4, 2025 and expiring 90 days from the Effective Date (as defined in the Purchase Agreement). Furthermore, the Company is also prohibited from entering into any agreement to issue Common Stock or Common Stock Equivalents (as defined in the Purchase Agreement) involving a Variable Rate Transaction (as defined in the Purchase Agreement), subject to certain exceptions, for a period commencing on December 4, 2025 and expiring 90 days from such Effective Date. The Effective Date is defined in the Purchase Agreement as the earliest of the date that (a) the initial registration statement has been declared effective by the SEC, (b) all of the Pre-Funded Warrant Shares and Warrant Shares have been sold pursuant to Rule 144 or may be sold pursuant to Rule 144 without the requirement for the Company to be in compliance with the current public information required under Rule 144 and without volume or manner-of-sale restrictions, (c) following the one year anniversary of the Closing provided that a holder of Pre-Funded Warrant Shares or Warrant Shares is not an affiliate of the Company, or (d) all of the Pre-Funded Warrant Shares and Warrant Shares may be sold pursuant to an exemption from registration under the Securities Act without volume or manner-of-sale restrictions and Company Counsel has delivered to such holders a standing written opinion that resales may then be made by such holders of the Pre-Funded Warrant Shares and Warrant Shares pursuant to such exemption which opinion shall be in form and substance reasonably acceptable to such holders.

In addition, pursuant to the Purchase Agreement, the Company is required to hold a meeting of stockholders on or prior to the date that is 90 days following the date of Closing to obtain Stockholder Approval, with the recommendation of the Board of Directors of the Company that such proposals are approved; if the Company does not obtain Stockholder Approval at the first meeting, the Company is required to call a meeting every 90 days thereafter seeking Stockholder Approval until Stockholder Approval is received or the Warrants are no longer outstanding.

The Purchase Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company, including for liabilities arising under the Securities Act, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Purchase Agreement were made only for the purposes of such agreements and as of the specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties.

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PIPE Warrants and Public Warrants

On January 11, 2022, concurrently with the completion of the Business Combination, pursuant to the PIPE Subscription Agreement, dated January 11, 2022 (as the same may be amended from time to time, the “PIPE Subscription Agreement”) for an aggregate purchase price of $3,760,000, Western issued an aggregate of 12,533 shares of Common Stock issued in a private placement (the “PIPE Financing”) pursuant to that certain PIPE Subscription Agreement and 12,533 shares of Common Stock issuable upon the exercise of certain warrants (the “PIPE Warrants”) issued in the PIPE Financing.

Each outstanding whole PIPE Warrant and public warrant (“Public Warrant”) issued in connection with the initial public offering of Western Acquisition Ventures Corp. (“Western”) represents the right to purchase one share of Common Stock at a price of $11.50 per share, subject to adjustment, at any time commencing 30 days after the business combination (the “Business Combination”) with Western and ending five years after the Business Combination.

The PIPE Warrants, as well as any warrants underlying additional units issued to the Sponsor or our officers, directors or their affiliates in payment of working capital loans, are identical to the Public Warrants except that the PIPE Warrants (i) will be exercisable for cash or on a cashless basis, at the holder’s option, and (ii) will not be redeemable by us, in each case so long as they are still held by the Sponsor or its permitted transferees.

We may call the Public Warrants for redemption (excluding any warrants underlying additional units issued to the Sponsor, our officers, directors or their affiliates in payment of working capital loans made to us), in whole and not in part, at a price of $0.01 per Public Warrant,

●	upon not less than 30 days’ prior written notice of redemption to each warrant holder; and
●	if, and only if, the reported last sale price of the Common Stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period commencing once the applicable warrants become exercisable and ending three business days before we send the notice of redemption to the warrant holders.

If and when the Public Warrants become redeemable, we may not exercise our redemption right if the issuance of shares of Common Stock upon exercise of the Public Warrants is not exempt from registration or qualification under applicable state blue sky laws or we are unable to effect such registration or qualification. We will use our best efforts to register or qualify such shares of Common Stock under the blue-sky laws of in those states in which such Public Warrants were offered by us in the offering.

If we call the Public Warrants for redemption as described above, we will have the option to require any holder that wishes to exercise its Public Warrant to do so on a “cashless basis.” If we take advantage of this option, all holders of Public Warrants would pay the exercise price by surrendering their Public Warrants for that number of shares of Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the Public Warrants, multiplied by the difference between the exercise price of the Public Warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” for this purpose means the average reported last sale price of the Common Stock for the ten trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of Public Warrants. If our management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of Common Stock to be received upon exercise of the Public Warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a Public Warrant redemption. We believe this feature is an attractive option to us if we do not need the cash from the exercise of the Public Warrants.

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In addition, if we, at any time while the Public Warrants or PIPE Warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of Common Stock on account of such shares of Common Stock (or other shares of our capital stock into which the Public Warrants or PIPE Warrants are convertible), other than (a) as described above, (b) certain ordinary cash dividends, (c) to satisfy the redemption rights of the holders of Common Stock in connection with a proposed initial business combination, (d) to satisfy the redemption rights of the holders of Common Stock in connection with a stockholder vote to amend our amended and restated certificate of incorporation (i) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or certain amendments to our charter prior thereto or to redeem 100% of our Common Stock if we do not complete our initial business combination within 12 months from the closing of this offering (or up to 18 months from the closing of the offering at the election of the Company subject to satisfaction of certain conditions or as extended by our stockholders in accordance with our amended and restated certificate of incorporation) or (ii) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity, or (e) in connection with the redemption of our public shares upon our failure to complete our initial business combination, then the Public Warrants and PIPE Warrants exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of Common Stock in respect of such event.

If the number of outstanding shares of Common Stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of Common Stock issuable on exercise of each Public Warrant and PIPE Warrant will be decreased in proportion to such decrease in outstanding shares of Common Stock.

In case of any reclassification or reorganization of the outstanding shares of Common Stock (other than those described above or that solely affects the par value of such shares of Common Stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding shares of Common Stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of ours as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the Public Warrants and PIPE Warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Public Warrants and PIPE Warrants and in lieu of the shares of Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the Public Warrants or PIPE Warrants (as applicable) would have received if such holder had exercised their Public Warrants or PIPE Warrant (as applicable) immediately prior to such event.

The Public Warrants and PIPE Warrants are issued in registered form under a warrant agreement between Equiniti Trust Company, LLC, as warrant agent, and us. The warrant agreement provides that the terms of the Public Warrants and PIPE Warrants may be amended without the consent of any holder to cure any ambiguity or correct any mistake, or defective provision, but requires the approval by the holders of at least a majority of the then outstanding Public Warrants to make any change that adversely affects the interests of the registered holders of Public Warrants.

Yield Point NY LLC Pre-Funded Warrant

On April 7, 2025, Cycurion entered into an equity purchase agreement (the “Equity Purchase Agreement”) with Yield Point NY LLC (the “Investor”) relating to up to 4,500,000 shares of Common Stock issuable to the Investor upon exercise of a pre-funded warrant (“Yield Point Pre-Funded Warrant”) issued as its commitment fee (“Commitment Fee”) under the Equity Purchase Agreement.

The Yield Point Pre-Funded Warrant was offered for the Commitment Fee in connection with the Equity Purchase Agreement for shares of Common Stock, and provides that the holder may not exercise any portion of the Yield Point Pre-Funded Warrant to the extent that immediately prior to or after giving effect to such exercise the holder would own more than 4.99%, which ownership cap may be increased by the holder up to 9.99% upon 61 days’ prior notice. The exercise price for each share of Common Stock underlying the Yield Point Pre-Funded Warrant is $0.0001. The Pre-Funded Warrant is immediately exercisable upon issuance and may be exercised at any time until the Yield Point Pre-Funded Warrant is exercised in full.

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A holder of the Yield Point Pre-Funded Warrant may not exercise any portion of the warrants or Yield Point Pre-Funded Warrant, as applicable, to the extent that the holder would own more than 4.99% (or, at the holder’s option upon issuance, 9.99%) of our outstanding Common Stock immediately after exercise, as such percentage ownership is determined in accordance with the terms of the Yield Point Pre-Funded Warrant.

In lieu of making the cash payment otherwise contemplated to be made to us upon exercise of the Yield Point Pre-Funded Warrant in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of our Common Stock determined according to a formula set forth in the Yield Point Pre-Funded Warrant.

Seward & Kissel LLP Pre-Funded Warrant

On February 14, 2025, Cycurion entered into pre-funded warrant with Seward & Kissel LLP that is exercisable for approximately $1.3 million in shares of Common Stock, or up to 83,333 shares of Common Stock (the “Seward & Kissel Pre-Funded Warrant”); provided that once the net proceeds from the sale of the shares equals the $1.3 million in legal fees and expenses (the “Legal Fees”), the remaining shares of Common Stock, including such Common Stock exercisable under the Seward & Kissel Pre-Funded Warrant, shall be returned to Cycurion.

The Seward & Kissel Pre-Funded Warrant provides that the holder may not exercise any portion of the Seward & Kissel Pre-Funded Warrant to the extent that immediately prior to or after giving effect to such exercise the holder would own more than 4.99% upon 61 days’ prior notice. The exercise price for each share of Common Stock underlying the Seward & Kissel Pre-Funded Warrant is $0.0001. The Seward & Kissel Pre-Funded Warrant is immediately exercisable upon issuance and may be exercised at any time until the Seward & Kissel Pre-Funded Warrant is exercised in full.

Seward & Kissel LLP may not exercise any portion of the warrants or Seward & Kissel Pre-Funded Warrant, as applicable, to the extent that the holder would own more than 4.99% of our outstanding Common Stock immediately after exercise, as such percentage ownership is determined in accordance with the terms of the Seward & Kissel Pre-Funded Warrant.

In lieu of making the cash payment otherwise contemplated to be made to us upon exercise of the Seward & Kissel Pre-Funded Warrant in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of our Common Stock determined according to a formula set forth in the Seward & Kissel Pre-Funded Warrant.

For additional information on our agreements with Seward & Kissel LLP, please see “Agreements with Seward & Kissel LLP” in the section “Certain Relationships and Related Party Transactions.”

Our Transfer Agent and Warrant Agent

Our transfer agent and public warrant agent is Equiniti Trust Company, LLC.

Anti-Takeover Effects of the Charter and Bylaws and Certain Provisions of Delaware Law

The Charter and the DGCL contain provisions summarized below that are intended to enhance the likelihood of continuity and stability in the composition of our Board of Directors. These provisions are intended to avoid costly takeover battles, reduce our vulnerability to a hostile or abusive change of control and enhance the ability of our Board of Directors to maximize stockholder value in connection with any unsolicited offer to acquire us. However, these provisions may have an anti-takeover effect and may delay, deter or prevent a merger or acquisition of us by means of a tender offer, a proxy contest or other takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the prevailing market price for shares of Common Stock held by stockholders.

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Authorized but Unissued Capital Stock

Delaware law does not require stockholder approval for any issuance of shares that are authorized and available for issuance. However, the listing requirements of Nasdaq, which would apply so long as the shares of our Common Stock remain listed on Nasdaq, require stockholder approval of certain issuances equal to or exceeding 20% of the then-outstanding voting power or the then-outstanding number of shares of Common Stock. These additional shares may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions. Additionally, the number of authorized shares of any series of common stock or preferred stock may be increased or decreased (but not below the number of shares thereof outstanding) by the affirmative vote of the holders of a majority of shares in voting power, irrespective of the provisions of Delaware law.

Our Board of Directors may generally issue shares of one or more series of preferred stock on terms designed to discourage, delay or prevent a change of control or the removal of our management. Moreover, our authorized but unissued shares of preferred stock will be available for future issuances in one or more series without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, to facilitate acquisitions and employee benefit plans.

One of the effects of the existence of authorized and unissued and unreserved shares of Common Stock or preferred stock may be to enable our Board of Directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive our stockholders of opportunities to sell their shares of Common Stock at prices higher than prevailing market prices.

Vacancies and Newly Created Directorships

The Charter provides that, subject to the rights granted to one or more series of preferred stock then outstanding, any newly-created directorship on the Board of Directors that results from an increase in the number of directors and any vacancies on our Board of Directors will be filled solely only by the affirmative vote of a majority of the remaining directors, even if less than a quorum, by a sole remaining director or by our stockholders.

Special Stockholder Meetings

The Charter provides that special meetings of our stockholders may be called at any time only by the Board of Directors acting pursuant to a resolution approved by the affirmative vote of a majority of the directors then in office, subject to the rights of holders of any series of preferred stock then outstanding.

Stockholder Action by Written Consent

Pursuant to Delaware law, any action required to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice, and without a vote if a consent or consents in writing, setting forth the action so taken, is or are signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of our stock entitled to vote thereon were present and voted, unless our amended and restated certificate of incorporation provides otherwise. Subject to applicable law and the rights, if any, of the holders of any outstanding series of preferred stock or any other outstanding class or series of stock of Cycurion, the Charter permits any action required or permitted to be taken by the stockholders of the Company to be effected by a duly called annual or special meeting of such stockholders or by written consent.

Section 203 of the DGCL

Cycurion will be subject to the provisions of Section 203 of the DGCL (“Section 203”) regulating corporate takeovers. In general, Section 203 prohibits a publicly held Delaware corporation from engaging, under certain circumstances, in a business combination with an interested stockholder for a period of three years following the date the person became an interested stockholder unless:

●	prior to the date of the transaction, our Board of Directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

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●	upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, but not the outstanding voting stock owned by the interested stockholder, (1) shares owned by persons who are directors and also officers and (2) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or
●	at or subsequent to the date of the transaction, the business combination is approved by the Board of Directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Generally, a business combination includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation’s outstanding voting stock.

The provisions of Delaware law and the provisions of our Charter and Bylaws could have the effect of discouraging others from attempting hostile takeovers and as a consequence, they might also inhibit temporary fluctuations in the market price of common stock that often result from actual or rumored hostile takeover attempts. These provisions might also have the effect of preventing changes in management. It is also possible that these provisions could make it more difficult to accomplish transactions that stockholders might otherwise deem to be in their best interests.

Dissenters’ Rights of Appraisal and Payment

Under Delaware law, with certain exceptions, our stockholders will have appraisal rights in connection with a merger or consolidation in which we are a constituent entity. Pursuant to Delaware law, stockholders who properly demand and perfect appraisal rights in connection with such merger or consolidation will have the right to receive payment of the fair value of their shares as determined by the Court of Chancery of the State of Delaware, plus interest, if any, on the amount determined to be the fair value, from the effective time of the merger or consolidation through the date of payment of the judgment.

Stockholders’ Derivative Actions

Under Delaware law, any of our stockholders may bring an action in our name to procure a judgment in our favor, also known as a derivative action, provided that the stockholder bringing the action is a holder of our shares at the time of the transaction to which the action relates or such stockholder’s stock thereafter devolved by operation of law. To bring such an action, the stockholder must otherwise comply with Delaware law regarding derivative actions.

Exclusive forum for certain lawsuits

Our Charter requires, unless we consent in writing to the selection of an alternative forum, the sole and exclusive forum for (a) any derivative action or proceeding brought on our behalf, (b) any action asserting a claim for breach of a fiduciary duty owed by any of our current or former director, officer, employee, agent, or stockholder to the Company or our stockholders, (c) any action asserting a claim arising pursuant to any provision of the DGCL, our Charter (as it may have been subsequently amended or amended and restated), or the Bylaws, or (d) any action asserting a claim governed by the internal affairs doctrine, shall be the Court of Chancery of the State of Delaware (or, if the Court of Chancery of the State of Delaware lacks jurisdiction over any such action or proceeding, then another court of the State of Delaware or, if no court of the State of Delaware has jurisdiction, then the United States District Court for the District of Delaware).

Notwithstanding the foregoing, our Charter provides that the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act, or any other claim for which the federal courts have exclusive jurisdiction. In addition, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act or the rules and regulations promulgated thereunder. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder and Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. As a result, the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act, the Securities Act, or any other claim for which the federal courts have exclusive jurisdiction.

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Limitations on Liability and Indemnification of Officers and Directors

Delaware law authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties, subject to certain exceptions. The Charter includes a provision that eliminates the personal liability of directors for monetary damages to the corporation or its stockholders for any breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under Delaware law. The effect of these provisions is to eliminate the rights of us and our stockholders, through stockholders’ derivative suits on our behalf, to recover monetary damages from a director for breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior. However, exculpation does not apply to any director if the director has breached such director’s duty of loyalty, acted in bad faith, knowingly or intentionally violated the law, authorized illegal dividends, redemptions or repurchases or derived an improper benefit from his or her actions as a director.

The limitation of liability provision in the Charter may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

There is currently no pending material litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought.

Listing

Our shares of Common Stock are listed on The Nasdaq Global Market, and our public warrants are listed on The Nasdaq Capital Market under the symbols “CYCU” and “CYCUW”, respectively.

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DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires our directors, executive officers and any persons who own more than 10% of our Common Stock to file initial reports of ownership and reports of changes in ownership with the SEC. All directors and officers of the Company were delinquent in making their initial Section 16 filings, but as of the date of this proxy statement, all directors and officers have made their required filings. For a description of each director and/or officer’s holdings in the Company’s shares of Common Stock, please see the section “Beneficial Ownership of Securities.”

26

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement contains “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations, and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy, and other future conditions. This includes, without limitation, statements regarding the financial position and the plans and objectives of management for our future operations. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. When used in this proxy statement, words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “strive,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

These risks include the risks that are identified in the “Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, and also include, among others, risks associated with the following:

●	the occurrence of any event, change or other circumstances, including the outcome of any legal proceedings that may be instituted against us;

●	the ability to maintain the listing of our securities on The Nasdaq Stock Market, and the potential liquidity and trading of our securities;

●	the risk of disruption to our current plans and operations;

●	the ability to recognize the anticipated benefits of our business and the recently closed de-SPAC transaction, which may be affected by, among other things, competition and the ability to grow, manage growth profitably, and retain key employees;

●	costs related to our business;

●	changes in applicable laws or regulations;

●	our ability to meet our future capital requirements to fund our operations, which may involve debt and/or equity financing, and to obtain such debt and/or equity financing on favorable terms, and our sources and uses of cash;

●	our ability to achieve and sustain profitability of our existing lines of business and through our wholly owned subsidiaries;

●	our ability to raise sufficient capital to continue to acquire cybersecurity companies;

●	our ability to attract and retain qualified cybersecurity talent;

●	our ability to successfully execute acquisitions, integrate the acquired businesses, and create synergies as a global cybersecurity consolidator;

●	our ability to efficiently acquire customers and maintain high client retention rates;

●	our ability to attract and retain qualified key technology or management personnel and to expand our management team;

●	our ability to stay in compliance with laws and regulations currently applicable to, or which may become applicable to our business both in the United States and internationally;

●	our ability to maintain existing license agreements;

●	our estimates regarding expenses, future revenue, capital requirements, and need for additional financing;

●	our ability to achieve and maintain profitability in the future;

●	our financial performance; and

●	other factors disclosed under the section entitled “Risk Factors” in our annual report on Form 10-K.

These forward-looking statements are based on information available as of the date of this proxy statement and current expectations, forecasts, and assumptions, and involve a number of judgments, risks, and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities laws.

27

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy/information statements and other information with the SEC. Our filings with the SEC are available to the public on the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document that we file with the SEC at its public reference room at 100 F Street, NE, Washington D.C. 20549. Please call the SEC at (800) SEC-0330 for further information on the public reference room and their copy charges.

A copy of our annual report on Form 10-K for the fiscal year ended December 31, 2024, including any financial statements and financial statement schedules to be filed in accordance with SEC rules, will be sent without charge to any stockholder of the Company requesting it in writing to: Cycurion, Inc., 1640 Boro Place, Suite 420C, McLean, Virginia 22102, Attention: Alvin McCoy III, Chief Financial officer.

By Order of the Board of Directors

/s/ L. Kevin Kelly
L. Kevin Kelly
Chairman and Chief Executive Officer

McLean, Virginia

February 2, 2026

28

CYCURION, INC.

Proxy for Special Meeting of Shareholders on February 26, 2026

Solicited on Behalf of the Board of Directors

The undersigned hereby appoints L. Kevin Kelly and Alvin McCoy III, and each of them, with full power of substitution and power to act alone, as proxies to vote all the shares of Common Stock which the undersigned would be entitled to vote if personally present and acting at the Special Meeting of Shareholders of Cycurion, Inc., to be held on February 26, 2026, at 12:00 p.m. Eastern Time, and at any adjournments or postponements thereof, as follows:

(Continued and to be signed on the reverse side)

1.1 14475

SPECIAL MEETING OF SHAREHOLDERS OF

CYCURION, INC.

February 26, 2026

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via equiniti.com/us/ast-access to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS:
The Notice of Meeting, proxy statement and proxy card are available at www.astproxyportal.com/ast/29806

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

00030003000000001000 7 022626

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1 AND 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting. This proxy when properly executed will be voted as directed herein by the undersigned shareholder. **If no direction is made, this proxy will be voted FOR Proposals 1 and 2.**

MARK "X" HERE IF YOU PLAN TO ATTEND THE MEETING. ☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Shareholder ______ Date: ______ Signature of Shareholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

SPECIAL MEETING OF SHAREHOLDERS OF

CYCURION, INC.

PROXY VOTING INSTRUCTIONS

INTERNET - Access **www.voteproxy.com** and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

Vote online until 11:00 p.m. Eastern Time the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

VIRTUALLY AT THE MEETING - The company will be hosting the meeting live online this year. To attend the meeting via the Internet, please visit the website **edge.media-server.com/mmc/p/z8npi9me** and use the password **cycurion2026.** Be sure to have your control number available.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via equiniti.com/us/ast-access to enjoy online access.

COMPANY NUMBER	
ACCOUNT NUMBER	
CONTROL NUMBER	

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS:
The Notice of Meeting, proxy statement and proxy card are available at www.astproxyportal.com/ast/29806

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

00030003000000001000 7 022226

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1 AND 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting. This proxy when properly executed will be voted as directed herein by the undersigned shareholder. **If no direction is made, this proxy will be voted FOR Proposals 1 and 2.**

MARK "X" HERE IF YOU PLAN TO ATTEND THE MEETING. ☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Shareholder ______ Date: ______ Signature of Shareholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.